Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to Amegy Bancorporation’s 1989 Stock Option Plan, 1993 Stock Option Plan, as Amended and Restated, 1996 Stock Option Plan, as Amended and Restated, 401(k) Savings Plan, as Amended and Restated, Incentive and Nonqualified Stock Option Plan, 1993 Stock Option and Incentive Plan, Restricted Stock Plan, Second Amended and Restated Non-Employee Directors Deferred Fee Plan, and 2004 Omnibus Incentive Plan, of our reports dated March 1, 2005, with respect to the consolidated financial statements of Zions Bancorporation, Zions Bancorporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Zions Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

December 2, 2005